EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated June 24, 2002, accompanying the financial statements included in the PepsiAmericas, Inc. Salaried Retirement Savings Plan's Form 11-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of PepsiAmericas, Inc. on Forms S-8 (File No. 333-79095 and 333-64292).


/s/ OSTROW REISIN BERK & ABRAMS, LTD.

Chicago, Illinois
June 28, 2002